                                                                    EXHIBIT 10.3

                                LEASE AGREEMENT

          THIS LEASE AGREEMENT ("Lease"), made as of this 31st day of August, 1998 by and between Ten Berg Limited Partnership, a Michigan limited partnership whose address is 25200 Telegraph Road, Suite 410, Southfield, Michigan 48034 ("Landlord"), and Focal Communications Corporation of Michigan, a Delaware corporation, with offices at 200 N. LaSalle, #800, Chicago, Illinois 60601 ("Tenant").


1.  LEASED PREMISES

     (a) Landlord is the owner of certain premises and parking areas (the Tenant's use of a portion of the parking areas being the subject of Paragraph 27 hereof) situated at 23800 West Ten Mile Road in the City of Southfield, Oakland County, Michigan and currently known as the "Vanguard Center" (such building being hereinafter referred to as the "Building" and such owner being hereinafter referred to as the "Landlord." The Building and Land have certain interior and exterior common areas hereinafter referred to as the "Common Areas"). The name of the Building shall not be changed to that of a local or long distance telephone company during the term of this Lease. The legal description of said property is set forth in Exhibit A, which is attached hereto and made a part hereof. The Building is not contained within a FEMA 100-year flood plain. In consideration of the rents to be paid and the covenants and agreements to be performed by Tenant, Landlord hereby leases unto Tenant and Tenant hereby leases from Landlord the following portion of the Building in which the demised premises are located:

          Suite 100 containing approximately twenty thousand (20,000) usable square feet (subject to final measurement) totaling approximately twenty two thousand six hundred (22,600) rentable square feet (subject to final measurement) as calculated in paragraph 1(b) below, located on the first floor of the building, as shown on the floor plan attached hereto as Exhibit B (the "Leased Premises"), together with the right to use the parking and common facilities which may be furnished by Landlord, in common with Landlord and the tenants and occupants (their agents, employees, customers and invites) of the Building in which the Leased Premises are located.

Landlord shall have the right to make reasonable rules and regulations governing the use of the parking and common facilities and to alter and modify these facilities from time to time. Landlord shall not relocate Tenant during the term hereof, or during any extended term hereof.

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

     (b) Rentable Area of the Leased Premises. If this Lease is for an entire floor of the Building, the Rentable Area shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor; provided, however, no deductions shall be made for columns and projections necessary to the Building. If this Lease is for less than an entire floor of the Building, the Rentable Area of the suite on the floor shall be computed by multiplying the Usable Area, as hereinafter defined, of that suite by 1.13. The Usable Area of the suite shall be computed by measuring to the finished surface of the office side of the corridor and other permanent walls to the center of partitions that separate the suite from adjoining usable areas and to the inside of the outside of the dominant portion of the permanent outer building walls; provided, however, no deductions shall be made for columns or projections necessary to the Building. The Usable Area of a floor shall be equal to the sum of all usable areas on that floor.

2.  TERM

     The term of this Lease shall be for a period of ten (10) years, commencing on September 1, 1998, (the "Commencement Date"), fully to be completed and ended on August 31, 2008. Provided however, Tenant may begin construction on the Leased Premises at anytime. Tenant acknowledges that Landlord has delivered possession and Tenant has accepted possession of the Leased Premises concurrently with the execution of this Lease.


3.  RENT

     (a) Base Rent. Tenant shall pay to Landlord as Base Rent for the Leased Premises during each year of the term of this Lease the following sums at the office of the Landlord or at such other location as designated by the Landlord, without any prior demand therefor, and without any deduction or set off whatsoever, except as otherwise provided in this Lease, the following monthly payments (subject to final measurement) upon the first day of each and every month throughout the term of this Lease; provided, however, that if the lease term shall commence on a day other than the first day of a calendar month, the rental shall be prorated to the first day of the following calendar month. Any adjustments to base rent shall be at a rate of $ 17.05 per rentable square foot in Lease Year 1, and shall increase by a factor of 1.05 each year thereafter. All utilities described in Paragraph 6 are included in base rent, with the exception of electricity, used for any purpose, as further described in Paragraph 6.

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          Estimated Monthly Payments - (subject to final measurement)

-----------------------------------------
Month              1:          $32,110.83
-----------------------------------------
Months           2,3,4:        $16,055.42
-----------------------------------------
Months          5 -- 12:       $32,110.83
-----------------------------------------
Months         13 -- 24:       $33,716.38
-----------------------------------------
Months         25 -- 36:       $35,402.19
-----------------------------------------
Months         37 -- 48:       $37,172.30
-----------------------------------------
Months         49 -- 60:       $39,030.92
-----------------------------------------
Months         61 -- 72:       $40,982.46
-----------------------------------------
Months         73 -- 84:       $43,031.59
-----------------------------------------
Months         85 -- 96:       $45,183.17
-----------------------------------------
Months         97 -- 108:      $47,442.33
-----------------------------------------
Months        109 -- 120:      $49,814.44
-----------------------------------------

     (b) Past Due Fixed Rent and Additional Rent. If Tenant shall fail to pay any Rent before the sixth day after such Rent is due and payable, Tenant agrees to pay as Additional Rent each day from and after such sixth day that the Rent remains unpaid a charge (the "Late Charge") which shall be the greater of (a) $25.00 per day or (b) 5% of the amount of such unpaid Rent divided by 30. The Late Charge shall accrue daily until the unpaid Rent (including the Late Charge) is paid. Tenant agrees that such amounts are not a penalty, but are a reasonable amount to reimburse Landlord for the loss of the use of the funds and the additional administrative costs resulting from late payments.

4.  USE AND OCCUPANCY

     (a) Leased Premises. During the continuation of this Lease, the Leased Premises may be solely used and occupied for professional offices, and for the installation, operation, and maintenance of equipment, and facilities in connection with Tenant's telecommunications business and for no other purpose without the written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not use the Leased Premises for any purpose in violation of any law, municipal ordinance, or regulation, nor shall Tenant perform any acts or carry on any practices which may injure the Leased Premises, the Building or be a nuisance, disturbance or menace to the other tenants of the Building in which the Leased Premises are located. Upon breach of any of the terms of this Lease, and after notice and the applicable cure period, Landlord shall have the right to terminate this Lease forthwith and to re-enter and repossess the Leased Premises. Landlord acknowledges that the Building is currently zoned office service.

     Landlord acknowledges that Tenant's business to be conducted in the Premises requires the installation of certain communications equipment by telecommunications customers of Tenant ("Customers") in order for such Customers to interconnect with

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

Tenant's terminal facilities. Notwithstanding anything contained elsewhere in
Section 9 of the Lease, Landlord agrees that no consent shall be required for any license agreement or "co-location agreement" between Tenant or any such Customer for the sole purpose of permitting such a telecommunications connection, so long as (i) such Customer agrees in writing to comply with all obligations of Tenant under this Lease relating to the Premises and (ii) each such license agreement or co-location agreement is in writing and is consistent with the provisions of this Lease. Any party to a license agreement or co-location agreement shall not be deemed, under any circumstances, to be a sublessee or assignee of the Premises and shall have absolutely no rights of possession whatsoever in the Premises.

     (b) Atrium. The "Atrium" of the Building shall be maintained as a Common Area expense and included as an Operating Expense pursuant to Paragraph 15 hereof, provided, however, the Atrium shall not be considered a public or Common Area. Landlord may in its sole discretion, permit Tenant the right to the use of the Atrium for entertainment purposes, provided, however, such permission is subject to the written consent of the Landlord, which consent shall not be unreasonably withheld. If Tenant is permitted to use the Atrium, it shall be responsible for the clean up of the Atrium after use. If, after such use, the Atrium is not properly cleaned, then the Landlord shall clean the Atrium and charge Tenant accordingly. Such cleaning costs shall not be considered as part of the Operating Expenses for the Building but the sole cost of Tenant for the use of the Atrium.

5.  BUILDING ACCESS

     Building is accessible to Tenant 24 hours per day. Access doors are secured (locked) between the hours of 6:00 PM - 6:00 AM, Monday through Saturday, and 24 hours on Sunday at which time Tenant and/or Tenant's invitees must enter and exit through the Ten Mile Road atrium doorway. However, Tenant may construct its own separate entrance(s) for unlimited access with Landlord's prior written consent which consent shall not be unreasonably withheld.

6.  UTILITIES AND SERVICES

     (a) Landlord shall furnish the Leased Premises with water, existing office heat, existing office air conditioning, access to electrical supply, sewerage, elevator service, janitorial service and snow removal, so long as Tenant is not in default under the terms of this Lease after notice and the applicable cure period. All electricity provided by Landlord shall be at Tenant's sole cost and expense. Except for such items as may be initially furnished by Landlord, Tenant agrees to purchase from Landlord, at prevailing rates in the Building, fluorescent tubes, ballasts and any incandescent lamps approved by Landlord. Landlord shall provide such utilities when and to the extent, in Landlord's judgment, the same are necessary for the comfortable occupancy and use of the Leased Premises. Existing office heat and existing office air conditioning shall be provided on weekdays from 7:30 AM to 6:00 PM and on Saturdays from 7:30 AM to 1:00 PM, and elevators shall be

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

subject to call at all times. If such utilities are furnished to or consumed by Tenant during other hours, Landlord may impose a reasonable uniform charge therefor. Landlord shall not be liable or responsible for any interruption in utilities or other services caused by riots, strike, labor disputes, or accidents or other cause beyond the immediate control of the Landlord, or for stoppages or interruptions of any such services for the purpose of making necessary repairs or improvements. Failure, interruption, or delay in furnishing existing office heat, existing office air conditioning, water, electricity, janitorial or other services unless caused by the gross negligence of the Landlord shall not be construed as an actual or constructive eviction or partial eviction against the Tenant by the Landlord nor shall such failure, interruption or delay in any way operate as a release from the prompt and punctual performance by the Tenant of the covenants contained herein. Tenant shall use only such electrical lighting fixtures and lamps as may be approved by Landlord. Electricity furnished by Landlord shall be used only for purposes of illumination and the operation of office equipment which equipment is considered common and normal low electrical consumption office equipment at the date of execution hereof (expressly excluding therefrom computers, high electrical consumption business machines and related equipment).

     Tenant shall have the right at any time during the Term of this Lease, to upgrade the Building and/or Tenant's HVAC/chilled water capacity, or install its own HVAC system at its sole cost and expense, with prior written consent of the Landlord, which consent shall not be unreasonably withheld.

     (b) Landlord will install one or more electrical meters at Landlord's sole cost, metering Tenant's use of electricity in the Leased Premises, including but not limited to lighting, equipment, all HVAC, etc., in which event, Tenant will pay to the Landlord the amount shown to be due based upon the meter reading. To the extent that Landlord is unable to meter the electrical usage of the HVAC, Landlord shall have the right to prorate the electrical usage for the HVAC during normal business hours and include same as Additional Rent. All electricity furnished to Tenant by Landlord shall be at Tenant's sole cost and expense.

     (c) Tenant shall be afforded access to the Building's electrical supply to obtain a minimum of 500 kilowatts of power to the Premises. Landlord warrants the building has sufficient capacity to provide 500 kilowatts of power during the term of the Lease.

     Tenant shall have the right at any time during the term of the Lease to upgrade the Building's electrical service at Tenant's sole cost and expense, with Landlord's prior written consent, which consent shall not be unreasonably withheld.

     Notwithstanding anything contained herein to the contrary, Tenant shall not be liable for utility charges prior to the earlier to occur of: (1) the date Tenant first occupies the Leased Premises for the operation of its business; or
(2) October 1, 1998.

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

7.  REPAIRS

     (a) Landlord shall make all necessary repairs and replacements to the building and to the common areas, now existing heating, now existing air conditioning and electrical systems located therein except for the items of electrical replacement which are the Tenant's responsibility pursuant to Paragraph 9 hereof, and Landlord shall also make all repairs to the Leased Premises which are structural in nature; provided, however, that Tenant shall make all repairs and replacements arising from its act, neglect or default. Except as provided above, Tenant shall keep the Leased Premises in good repair, and Tenant shall upon the expiration of the term of this Lease, yield and deliver up the Leased Premises in like condition as when taken, and remove such fixtures, equipment and improvements noted on Tenant's plans which are approved by Landlord and attached to an Amendment to this Lease ("Tenant's Improvements to be Removed") reasonable use and wear thereof excepted. Notwithstanding anything contained herein to the contrary, any HVAC system(s) installed by Tenant shall be repaired or maintained at Tenant's sole and cost and expense.

     (b) In the event that the Landlord shall deem it necessary, or be required by any governmental authority to repair, alter, remove, reconstruct or improve any part of the Leased Premises or of the Building (unless the same result from Tenant's act, neglect, default or mode of operation in which event Tenant shall make all such repairs, alterations and improvements), then the same shall be made by Landlord with reasonable dispatch, and should the making of such repairs, alterations or improvements cause any interference with Tenant's use of the Leased Premises, such interference shall not relieve Tenant from the performance of its obligations hereunder provided, however, Landlord shall use reasonable efforts not to interfere with Tenant's use of the Premises.

8.  ALTERATIONS

     (a) Tenant shall not make any alterations, additions or improvements to the Leased Premises (whether or not the same may be structural in nature) without Landlord's prior written consent, which consent shall not be unreasonably withheld, and all alterations, additions or improvements made by either party hereto to the Leased Premises, except movable office furniture and equipment installed at Tenant's expense, shall, at the option of the Landlord, be considered the property of Landlord and remain upon and be surrendered with the Leased Premises at the expiration of the term hereof provided, however, Tenant shall be obligated to remove Tenant's Improvements to be Removed unless otherwise agreed to by Landlord. If the Landlord so elects, the Tenant shall remove all such alterations, additions and improvements at the expiration of the term of this Lease so as to yield the Leased Premises in the condition required by Paragraph 8 hereof, including, but not limited to, any and all equipment, HVAC system(s), conduits, cables, and other alterations installed by or on behalf of Tenant.

     (b) Subject to Landlord's review and approval of Tenant's plans, Tenant shall be granted, at no additional cost, the right to install, maintain, and replace from time to time a satellite dish/GPS receiver on the roof of the Building. Such installation is subject to Tenant obtaining, at Tenant's sole cost and expense, all necessary federal, state, and local permits and licenses, and any additional rights of easements required in connection therewith.

     (c) In the event Tenant desires to make future alternations in the Leased Premises, Tenant shall provide written notice specifying such requested alterations, together with plans and specifications. Tenant shall not make any such alterations without Landlord's written consent which consent shall not be unreasonably withheld.

9.  ASSIGNMENT AND SUBLETTING

     (a) Subject to subsection (b) of this Paragraph 9, Tenant shall not assign or transfer this Lease or hypothecate or mortgage the same or sublet the Leased Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any assignment, transfer (including transfers by operation of law or otherwise), hypothecation, mortgage or subletting without such written consent shall give Landlord the right to terminate this Lease and to re-enter and repossess the Leased Premises. Anything to the contrary notwithstanding, in the event Tenant assigns or sublets all or a part of the Leased Premises (subject to Landlord's consent), Tenant shall remain liable under the terms of this Lease.

     (b) Tenant shall have the right, without Landlord's consent, to sublet or assign the Premises, or any part thereof to any successor, resulting from a merger, or consolidation or to any entity under common control of Tenant, provided, however, that the foregoing shall not result in any material or adverse change in the financial condition of Tenant at the time that the premises are sublet or assigned. The following events shall not be considered an assignment or sublease for the purposes of this Lease: (i) a merger or consolidation between Tenant and another company; (ii) a sale of substantially all of the business or assets of Tenant; (iii) an assignment or sublease to an affiliate or subsidiary of Tenant; (iv) any sale of Tenant's common or preferred stock; or (v) and co-location.

     (b) In the event Tenant subleases or assigns this Lease in accordance with the provisions of this Paragraph 9, Landlord and Tenant shall each receive one-half of any increase over the amounts to be paid by Tenant under this Lease paid by the assignee or sublessee, whether such amounts are denominated as rent or otherwise.

10.  INSURANCE AND INDEMNIFICATION

     Tenant shall indemnify and hold Landlord harmless from any liability for damages to any person or property in, on or about the Leased Premises from any cause whatsoever, except for the gross negligence or willful misconduct of Landlord and Tenant shall procure and keep in effect during the term hereof public liability and property damage insurance protecting Landlord and Tenant, having as limits of liability One Million ($1,000,000.00) Dollars for damages resulting to one person, Two Million ($2,000,000.00) Dollars for damages resulting from one casualty, and Five Hundred Thousand ($500,000.00) Dollars for property damage resulting from any one occurrence. Tenant shall deliver policies of such insurance or certificates thereof to Landlord, and in the event Tenant shall fail to procure such insurance, Landlord may at its option procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent upon receipt by Tenant of bills therefor. Tenant's certificate of insurance shall provide that the insurer shall provide thirty
(30) days notice of cancellation to Landlord.

11.  FIRE

     (a) In the event the Leased Premises are damaged or destroyed in whole or in part by fire or other casualty during the term hereof, Landlord shall upon receipt of insurance proceeds, at its own cost and expense, repair and restore the same to tenantable condition with reasonable dispatch, and the rent herein provided for shall abate entirely in case the entire leased Premises are untenantable and pro rata for the portion rendered untenantable, in the event of partial untenantability, until such time as the Leased Premises are restored to tenantable condition. If the Leased Premises cannot be restored to tenantable condition within a period of two hundred forty (240) days, Landlord or Tenant, shall have the right to terminate this Lease upon written notice to the Tenant and any rent paid for any period in advance of the date of such damage and destruction shall be refunded to Tenant. If the Leased Premises are damaged due to fire or other casualty, Tenant shall at its own cost and expense remove such of its furniture and other belongings from the Leased Premises as Landlord shall require in order to repair and restore the Leased Premises.

     (b) In the event the Building in which the Demised premises are located is destroyed to the extent of more than one-quarter of the then value thereof, Landlord shall have the right to terminate this Lease upon written notice to Tenant, in which event any rent paid in advance of the date of such destruction shall be refunded to Tenant.

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

12.  EMINENT DOMAIN

     If the whole or any substantial part of the Leased Premises or the Building in which they are located shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part as taken on the date possession of that part shall be required for public use, and any rent paid in advance of such date shall be refunded to Tenant, and Landlord and Tenant shall have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. In the event that neither party hereto shall terminate this Lease, Landlord shall make all necessary repairs to the Leased Premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the Leased Premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the rent reserved herein shall be reduced in direct proportion to the amount of the Leased Premises so taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Leased Premises; provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for removal and reinstallation of fixtures or moving expenses.

13.  RULES AND REGULATIONS

     The rules and regulations set forth on Exhibit C attached hereto, together with such other reasonable rules and regulations as Landlord shall make from time to time which are of uniform applicability to all tenants of the Building shall be binding upon Tenant and are hereby made a part of this Lease. In the event that there is a conflict between the Lease and the Rules and Regulations, the Lease terms shall prevail.

14.  INCREASED REAL ESTATE TAXES AND INCREASED OPERATING EXPENSES

     Tenant's share of Increased Real Estate Taxes and Operating Expenses are included in the Base Rent, as shown in Paragraph 3(a).

15.  CONDITION OF PREMISES

     Tenant shall accept the Leased Premises in its present condition, subject however to the work specified in Exhibit H to this Lease, which Landlord or Tenant's construction representative shall commence on or before October 1, 1998, and the improvements which the Landlord hereby undertakes to complete as specified in Exhibit H to this Lease. Tenant acknowledges that no representations as to the condition of the Leased Premises have been made by Landlord or its agents, and no obligation as to repairing, improving or adding to the same has been assumed by Landlord, except as otherwise provided herein. Any changes, alterations, repairs or decorations to make the Leased Premises suitable for the occupancy of Tenant shall be made at Tenant's cost and expense, subject to Landlord's consent as set forth in Paragraph 8 hereof. Tenant further expressly acknowledges and agrees that Landlord shall have no obligation to supply or construct any improvements to the Leased Premises other than as are set forth in Exhibit H and that Landlord's monetary obligations with respect to any such improvements are expressly limited by the terms and provisions of this Lease and Exhibit H.

16.  QUIET ENJOYMENT

     Landlord warrants that Tenant, upon paying the rents herein provided and in performing each and every covenant hereof, shall peacefully and quietly hold, occupy and enjoy the Leased Premises throughout the term hereof, without molestation or hindrance by any person whomsoever.

17.  SUBORDINATION

     Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon Landlord's interest in the Leased Premises and on the land and building of which the Leased Premises are a part or upon any building hereafter placed upon the land of which the Leased Premises are a part; provided, however, no default by Landlord under any such mortgage shall affect Tenant's rights hereunder so long as Tenant is not in default under this Lease. Each party promptly after receiving a written request from the other party shall furnish the requesting party with a signed estoppel letter which shall (i) identify this Lease and any Amendment to it, (ii) state that the Lease is in full force and effect and has not been modified, supplemented or terminated except as shown in identified Amendments, and (iii) state that there are no known uncured defaults in the requesting party's performance of its obligations under this Lease or described any such defaults which do not exist.

     So long as Tenant is not in default hereunder, Landlord shall provide Tenant with non-disturbance agreements from all current and future ground lessors, mortgage holders, or lien holders (which have not been bonded over) of the Building. Such non-disturbance agreements shall be provided within a reasonable time after the creation of an interest superior to that of Tenant. Such non-disturbance agreement shall include any permitted assignees of sublessees of Tenant.

18.  NON-LIABILITY

     Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Leased Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Leased Premises from any cause whatsoever. In the event of any sale or transfer (including any transfer by operation of law) of the Leased Premises, Landlord (and any subsequent owner of the Leased Premises making such a transfer) shall be relieved from any and all obligations and liabilities under this lease except such obligations and liabilities as shall have arisen during Landlord's (or such subsequent owner's) respective period of ownership provided that the transferee assumes in writing all of the obligations of the Landlord under this Lease.

19.  NON-WAIVER

     One or more waivers of any provision hereof by Landlord shall not be construed as a waiver of a subsequent breach of the same provision, and the consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar act by Tenant.

20.  SUBROGATION

     Landlord and Tenant shall each obtain from their respective insurers under all policies of fire insurance maintained by either of them at any time during the Term insuring or covering the Building or any portion thereof or operations therein, a waiver of all rights of subrogation which the insurer of one party might have against the other party, the Landlord and Tenant shall each indemnify the other against any loss or expense, including reasonable attorneys' fees, resulting from the failure to obtain such waiver and, so long as such waiver is outstanding, each party waives, to the extent of the proceeds received under such policy, any right of recovery against the other party for any loss covered by the policy containing such waiver; provided, however, that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant, in each instant, may revoke said waiver of subrogation effective thirty (30) days from the date of such notice unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) equivalent insurance with such waivers with other companies satisfactory to the other party.

21.  BANKRUPTCY

     In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed by reason of Tenant's insolvency or inability to pay its debts, or if any assignment shall be made of Tenant's property for the benefit of creditors, than and in any such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of court creating any of such disabilities shall not be final by reason of pendency of such proceedings, or appeal from such order, then

Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder.

22.  LANDLORD'S REMEDIES

     (a) In the event the Tenant shall fail to pay the Rent reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within five (5) days after receipt of such notice, Landlord shall, in addition to its other remedies provided by Law, have the remedies set forth in subparagraph (c) below.

     (b) If Tenant shall be in default in performing any of the terms of this Lease other than the payment of rent, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within thirty
(30) days after receipt of such notice, or if the default is of such a character as to require more than thirty (30) days to cure, then if Tenant shall fail within said thirty (30) days period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Landlord may (at its option and in addition to other legal remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be Additional Rent for all purposes hereunder, including subparagraph (a) above, and shall be paid by Tenant with the next monthly installment of rent.

     (c) If any Rent shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured after notice and within the time provided in subparagraph (a) and (b) above, or, if the Leased Premises are abandoned, then Landlord, in addition to its other remedies, shall have the immediate right to re-entry. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this Lease or from time to time, without terminating this Lease, relet the Leased Premises or any part thereof on such terms and conditions as Landlord shall in its sole discretion deem advisable. The avails of such reletting shall be applied: first, to the payment of any indebtedness from Tenant to Landlord other than Rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the Leased Premises; third, to the payment of Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord.

     (d) All rights and remedies of Landlord hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

23.  HOLDING OVER

     In the event of Tenant holding over, with the consent of the Landlord, after the termination of this Lease, thereafter the tenancy shall be from month to month subject to all conditions, provisions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy except that the Base Rent shall be one hundred fifty (150%) percent of the monthly installment amount set forth in Paragraphs 3(a) and 3(b) of this Lease, in the absence of a written agreement to the contrary.

24.  ENTIRE AGREEMENT

     This Lease and the attachments hereto shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force and effect. This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the charge, modification or discharge is sought.

25.  NOTICES

     Whenever under this Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing addressed to Tenant at his last known post office address, or at the Leased Premises, and deposited in the mail, certified or registered mail, with postage prepaid, and if such notice to Landlord is in writing addressed to the last known post office address of Landlord and deposited in the mail, certified or registered mail, with postage prepaid. Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.

26.  SUCCESSORS

     This Lease shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

27.  PARKING

     Tenant and the Tenant's employees shall park their automobiles only in those portions of the parking areas designated for that purpose by the Landlord. Upon Agreement between Landlord and Tenant, Tenant shall have assigned and marked parking places for Tenant's exclusive use together with reasonably ample parking on the Land for Tenant's requirements. See Exhibit F attached to this Lease.

28.  SECURITY DEPOSIT

     (a) As security for the faithful performance by Tenant of all of the terms and conditions upon the Tenant's part to be performed, Tenant has this day deposited with Landlord the sum of seventy-five thousand and 00/100 dollars ($75,000.00), which shall be returned to tenant, without interest, upon the expiration date of this Lease, provided that Tenant has fully and faithfully performed all of the terms, covenants and conditions on its part to be performed. Landlord shall have the right (but not the obligation) to apply any part of said deposit to cure any default of Tenant's, including a setoff at the time of the assignment of the Security Deposit, and if the Landlord does so Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease. Landlord shall not be obligated to keep such security deposit as a separate fund but may mix such security deposit with Landlord's own funds.

     (b) In the event of a sale of the Building, or of the lease of the land on which it stands, the Landlord shall transfer this Security Deposit to the vendee or lessee and the Landlord shall be considered released by Tenant from all liability for the return of such Security Deposit and Tenant shall look solely to the new Landlord for the return of the said Security Deposit. It is agreed that this shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. The Security Deposit under this Lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord and any attempt to do so shall be void. In the event of any rightful and permitted assignment of this Lease, the Security Deposit shall be deemed to be held by Landlord as a deposit made by the assignee and Landlord shall have no further liability with respect to the return of said Security Deposit to the assignor. Any mortgagee of Landlord shall be relieved and released from any obligation to return such Security Deposit in the event such mortgagee comes into possession of the Leased Premises and/or the Building by reason of foreclosure of its security interest or any proceeding in lieu thereof.

29.  NON-LIABILITY OF LANDLORD'S AGENT

     Tenant acknowledges that North LLC, is executing this Lease as agent for and on behalf of the Landlord and Tenant further acknowledges and agrees that should any litigation arise as a result of this Lease or Tenant's occupancy of the Leased Premises, North LLC shall not be named as a party in said litigation or joined therein for any purpose whatsoever and Tenant hereby waives any rights it may have against North LLC, and further agrees to indemnify and hold harmless North LLC, its officers, directors, shareholders, agents and employees, with respect to any liabilities arising out of this Lease; provided that Landlord assumes North LLC's, obligation and liability with respect to North LLC's negligence, acts or omissions.

30.  FIRST RIGHT OF REFUSAL

     (a) Provided that Tenant is not in default after notice and applicable cure period(s) hereunder on the date of any Notice of Additional Space (hereinafter defined) or any Additional Space Commencement Date (as hereinafter defined), Landlord agrees that if at any time and from time to time prior to the last year of the term (or if extended pursuant to Paragraph 31 hereof, the last year of any renewal term) if any portion of the east wing of the first floor of the Building not included in the Leased Premises shall become vacant and available for leasing ("First Offer Space"), Landlord, before offering to a prospective tenant a commitment to lease or before executing a lease in respect of First Offer Space, to anyone other than Tenant, but after receiving an offer to lease ("Offer'), which Offer is acceptable to Landlord, shall offer to Tenant the right to include such First Offer Space within the Leased Premises upon all of the terms and conditions of this Lease, except that in respect of each First Offer Space, the following changes shall apply:

          (i) The Base Rent payable with respect to the respective First Offer Space shall be the rental rate for said space contained in the Offer; and

          (ii) "Rentable Square Feet of Leased Premises" shall be the net usable square feet of the particular First Offer Space as determined in accordance with standard of floor measurement then being used by Landlord multiplied by 1.13.

          In the event that Tenant shall accept any First Offer Space in accordance with the terms of this Paragraph 30, Landlord and Tenant shall, at the request of either party, execute and deliver an agreement supplemental to this Lease setting forth the terms and conditions of this Lease as the same shall affect the said First Offer Space.

     (b) Landlord shall make any foregoing offer in writing promptly after Landlord receives an Offer (a "Notice of Additional Space"), which shall specify the estimated Additional Space Commencement Date for the location of, the square footage contained in the proposed Base Rent in respect of, the applicable first floor space, and Tenant shall have the right to exercise such option by written notice within five (5) business days after Landlord makes its offer to Tenant, as to which time is of the essence. Tenant shall accept each First Offer Space in its "as is" condition on the Additional Space Commencement Date and agrees that Landlord will not be required to make any improvements therein unless the offer provides for it. The inclusion date for the inclusion of a First Offer Space in the Leased Premises (the "Additional Space Commencement Date") shall be the later to occur of (a) the date that Tenant exercises its option as aforesaid, or (b) the date the First Offer Space shall be delivered vacant and broom-cleaned for Tenant's occupancy. If Tenant fails to timely or does not accept the foregoing offer made by Landlord pursuant to the foregoing provisions with respect to a particular First Offer Space, Landlord shall be under no further obligation to Tenant with respect to such First Offer Space by reason of this Paragraph 30, and Landlord shall be entitled to accept the Offer.

31.  EXTENDED TERM OF LEASE

     Tenant shall have the option to extend the term of this Lease for the entire Leased Premises for two (2) five (5) year terms (each, an "Extended Term" and collectively, the "Extended Terms"). The option shall be exercised by written notice to Landlord given at least twelve (12) months prior to the expiration of the then current Term. Time shall be of the essence for the exercise of such option. Tenant shall have no further right to extend or renew this Lease. Each Extended Term shall be upon the same covenants, agreements, provisions and conditions that are contained herein for the then current Term, except as expressly provided herein to the contrary and except for provisions that are inapplicable to each Extended Term. For purposes of the first Extended Term, the Annual Base Rent shall be the greater of (i) ninety (90%) percent of the "prevailing market rental rate" in existence approximately three to four months before the termination of the initial ten (10) year Term or (ii) Twenty-five and 00/100 dollars ($25.00) per rentable square foot. For purposes of any subsequent Extended Term, the Annual Base Rent shall be the greater of (i) ninety (90%)percent of the "prevailing market rate" in existence approximately three to four months before the termination of the immediately prior Extended Term or (ii) one hundred five (105%) percent of the Annual Base Rent for the last Lease Year of the immediately prior Extended Term. During each five year Extended Term, commencing with the second Lease Year of each Extended Term, the Annual Base Rent shall be increased by five (5%) percent of the prior Lease Year's Annual Base Rent. The term "Prevailing Market Rental Rate" shall mean the rental rate as would be accepted by a willing prospective tenant, taking into account the tenant's creditworthiness and the size of space to be leased, and accepted by a willing landlord for office space in the building and in other office buildings of like quality and size within a ten (10) mile radius of the Building. In determining the Prevailing Market Rental Rate, the appraiser or appraisers shall take into account that this Lease is a gross lease. Such appraiser or appraisers shall also take into account any additional services provided to Tenant, the cost of such services which are not included currently under the Lease or the increase in real estate taxes.

     The Prevailing Market Rental Rate shall be established by the following procedure:

     (a) Not earlier than one hundred twenty (120) days nor later than ninety
(90) days prior to the first day of any Extended Term, Landlord shall give to Tenant written notice of the Prevailing Market Rental Rate which Landlord proposes to establish, together with such supporting information, if any, as Landlord shall elect to provide. Within thirty (30) days after receipt of Landlord's notice, Tenant shall give written notice to Landlord, either accepting the Prevailing Market Rental Rate proposed by Landlord or proposing such different Prevailing Market Rental Rate as Tenant shall be willing to accept, together with supporting information. Within fifteen (15) days after receipt of Tenant's notice proposing a different rate of Prevailing Market Rental Rate as aforesaid, Landlord shall give to Tenant a further written notice either accepting Tenant's counter-proposal or naming an appraiser; and in the later case, within fifteen (15) days after receipt of Landlord's further notice, Tenant shall give written notice to Landlord either accepting the appraiser named by Landlord to act as the sole and exclusive appraiser or naming a second appraiser; in this latter case, the two appraisers thus named shall promptly proceed to select a third appraiser acceptable to both of them.

     (b) Each appraiser shall be a duly-licensed Michigan real estate broker or an appraiser having the "M.A.I." designation granted by the American Institute of Real Estate Appraisers (or the then current equivalent of such designation) and in any case shall have been actively engaged in the leasing or determination of rental value of office and commercial space in the Detroit area for not less than five (5) years prior to the time of appointment of such appraiser, but shall not be employed by or have any material interest in either Landlord or Tenant or in any affiliates of either, or in the outcome of the appraisal proceeding.

     (c) As promptly as possible after his or their appointment, the appraiser or appraisers, as the case may be, shall proceed to establish such "prevailing market rental rate in his or their determination shall be effective as of the first day of the applicable Extended Term even though not established until after such date, and shall be binding and conclusive upon both Landlord and Tenant for all the purposes of this Lease. If there shall be more than two appraisers, the decision shall be made by a majority of them.

     (d) If the appraisers' determination of "prevailing market rental rate" shall not be issued until after the first day of any applicable Extended Term, the Annual Base Rent shall continue to be paid at the rate last in effect until such determination shall be issued, whereupon any amounts due from Tenant to give effect to such determination as of the first day of the applicable Extended Term shall be paid forthwith upon demand.

     (e) Landlord and Tenant shall each cooperate with the appraiser or appraisers in all reasonable respects and shall each bear one-half (1/2) of all costs of such appraisal proceeding except for the fees of the appraisers themselves: If there is only one appraiser, his fee shall be borne one-half (1/2) by each of the Landlord and Tenant, and if there is more than one, each party shall bear the entire fee of the appraiser appointed by it and one-half (1/2) of the fee of any third appraiser.

     (f) Time shall be of the essence for the exercise of such option. Tenant shall have no further right to extend or renew this Lease.

32.  FIBER OPTICS

     (a) Subject to Landlord's reasonable approval of final locations and plans and specifications, and Tenant obtaining all necessary permits, licenses, and inspections, and further subject to Paragraph 39 hereof, Landlord shall give Tenant reasonable access to

(i) vertical and horizontal shafts, (ii) two (2) separate underground locations from the property line to the exterior of the Building in size sufficient to allow for the installation of ten four inch conduits; (iii) the main telephone vault and electrical services room in the base; and (iv) two separate chase space locations from the exterior of the Building to the Premises in size sufficient to allow for installation of four four inch conduits to enable Tenant to install, operate, maintain, repair and replace fiber optic cable and associated equipment (the "Facilities") in the Building to and from the Leased Premises.

     Landlord and Tenant agree that Tenant's communication, HVAC, electrical and other various equipment will require Tenant to use Building shafts, risers, chases, utility entrances, equipment rooms, and distribution areas or conduits between the Premises and other parts of the Building (including the roof). Tenant shall be afforded the right to use where available, and/or construct conduits to connect Tenant's equipment.

     Tenant shall have the right to utilize and/or install four (4)-four inch (4") conduits from the telephone service point of entry to designated areas within the Tenant's Premises. Landlord will cooperate in locating points of entry to provide redundancy of access for telecommunications services and providers to the Building.

     (b) Following notice to and approval of Landlord, Tenant shall have right of access to the Building and the right to construct, where necessary and at its sole cost and expense, conduit facilities associated with providing public utility telecommunications services to the Leased Premises; provided however, in connection with such right of access for construction, Tenant, its contractors and agents shall not unreasonably interfere with the use and enjoyment of the Building by other tenants of the Building and any such construction shall not adversely impact the aesthetics of the Building. Any damage to the Building, the parking lot or any other common areas of the Building occasioned by such right of access and construction shall be forthwith remedied by Tenant to Landlord's satisfaction.

     (c) Nothing contained herein shall be construed as granting to Tenant any ownership rights in the Building or to create a partnership or joint venture between Landlord and Tenant.

     (d) Prior to the commencement of any fiber optic work, Tenant shall, at its cost and expense, prepare and deliver to Landlord working drawings, plans and specifications (the "Plans"), detailing the location and size of the Facilities specifically describing the proposed construction and work. No work shall commence until Landlord has approved the Plans, which approval will not be unreasonably withheld or unduly delayed. Tenant shall:

          (i) perform such construction in a safe manner consistent with generally accepted construction standards in a good and workmanlike manner, by insured contractors approved by Landlord and on a lien free basis;

          (ii) perform such construction and work in such a way as to reasonably minimize interference with the operation of the Building; and

          (iii) obtain, at its sole expense prior to the commencement of any construction and work, necessary federal, state and municipal permits, licenses and approvals and cause any required federal, state and municipal inspections after completion of such construction and work to be made and remedy any deficiencies disclosed by any such inspections.

     (e) Tenant hereby covenants and agrees:

          (i) to keep the Equipment Space and the Facilities in good order, repair and condition throughout the term (as hereinafter defined) and promptly and adequately repair all damage to the Building caused by Tenant, other than ordinary wear and tear;

          (ii) to comply with federal, state and municipal laws, orders, rules and regulations applicable to the Facilities; and

          (iii) except as contemplated by subsection (d)(ii), not to disrupt, adversely affect or interfere with other providers of services in the Building or with any occupant's use and enjoyment of his leased premises of the common areas of the Building.

     (f) The Facilities shall be there at the sole risk of Tenant and Landlord shall not be liable for damage thereto or theft, misappropriation or loss thereof.

33.  BROKERAGE

     Tenant and Landlord acknowledge that Tenant has dealt with Grubb & Ellis. in connection with this Lease. Tenant indemnifies and holds the Landlord, its successors and assigns and its agents and employees, harmless from all claims of any other broker or brokers in connection with this Lease claiming by, through or under Tenant. Landlord warrants and represents to Tenant that it has not dealt with a broker in connection with this Lease and that no broker negotiated this Lease on behalf of Landlord or is entitled to any commission in connection therewith. Landlord indemnifies and holds the Tenant, its successors and assigns and its agents and employees harmless from all claims of any broker or brokers in connection with this Lease claiming by, through or under Landlord.

34.  TENANT NETWORK

     Subject to Landlord's approval of the location of cables or conduits, if necessary, Tenant may offer its telecommunications services to other tenants in the Building on a non-exclusive basis. Landlord acknowledges that there are no agreements or restrictions with other entities that would prohibit Tenant's provision of such service.

35.  TENANT'S ALTERATIONS

     Landlord acknowledges that at least 1,000 square feet of the Leased Premises have a minimum load rating of 300 pounds per square foot, and that the remainder of the Leased Premises have a minimum load rating of 100 pounds per square foot. Subject to Landlord's approval of final locations and plans and specifications, and Tenant's obtaining of all necessary permits, licenses, and inspections and further subject to Paragraph 39 hereof, Tenant may, at its sole cost and expense, or as part of the Tenant Improvements, perform work on the Leased Premises or, as noted, on the Building:

     (e) Tenant shall have the right to construct walls or such other coverings over some or all of the windows of the Premises as may be necessary for the operation of Tenant's telecommunications business with Landlord's prior written consent which consent shall not be unreasonably withheld.

     (f) Install (or modify current system) a pre-action sprinkler system, local/remote alarm systems, and total flooding gaseous fire detection, alarm, control, and extinguishing systems in the Leased Premises;

     (g) Install passive radio frequency shielding in the Leased Premises;

     (h) Install a 750 MCM copper insulated ground conductor in a conduit from the master ground at the lowest point of the Building to the Leased Premises;

     (i) Install, maintain, modify, and operate a DC battery plant and power distribution for operation of the telecommunications systems on the Lease Premises;

     (j) Tenant shall be entitled to the use of the area described on Exhibit I attached hereto for the purpose of locating therein a minimum 500 Kilowatt emergency power generator and diesel fuel tank (with necessary conduit, wiring or cabling) and other facilities consistent with Tenant's use of its Premises for continuous uninterrupted telecommunications services, all at Tenant's sole cost and expense. Tenant shall have exclusive distribution rights to said generator. If in Tenant's reasonable determination the area described above does not meet Tenant's requirements, Landlord will cooperate with Tenant in determining another location reasonable acceptable to Landlord, subject to the approval of the City of Southfield.

          Tenant shall have the right to conduct periodic tests of the emergency power generator after normal business hours at any time, provided that Landlord is given reasonable notice, and that such tests will not interfere with the operations of any other Tenants, or the Building. Landlord shall work with Tenant to establish a time mutually acceptable during non business hours to accommodate Tenant's testing.

     (k) Install four four-inch conduits from the standby generator to the Leased Premises.

     (l) Install cables, conduits, pipes, and other devices in the shafts, ducts, pipes, or conduits of the Building between the Leased Premises and the remainder of the Building.

     (m) Tenant shall have the right at any time during the Term of this Lease, to upgrade the existing and/or to install new HVAC system(s) at its sole cost and expense, either on the building roof or within Tenant's demised premises, subject to City of Southfield's approval and Landlord's written consent, which consent shall not be unreasonably withheld.

     (n) Tenant shall have full and complete responsibility for the proper storage, use, and disposal of Gell Cell Batteries and Diesel Fuel as required for Tenant's normal course of business.

If the Landlord so elects, the Tenant shall remove such alterations, additions, and improvements at the expiration of the term of this Lease, as required by the "Tenant's Improvements to be Removed" which has been attached to the Lease, so as to yield the Leased Premises in the condition required by Paragraph 8 hereof, including, but not limited to any and all equipment, HVAC system(s), conduits, cables, and other alterations installed by or on behalf of Tenant.

36   SIGNAGE

     Tenant shall not permit or suffer any signs, logos, symbols, advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the Leased Premises or in any other part of the Building or on the street adjacent to the Building except as expressly permitted hereunder. Tenant's name shall be affixed to the directory board to be provided by Landlord and on the entrance doors of the Leased Premises, but only in such size, color, manner and style that are lawful and approved by Landlord. Any such sign shall be subject to Landlord's prior written approval, shall be manufactured and installed at Tenant's expense and must comply with all applicable laws, codes and ordinances applicable thereto. In the event Tenant places its name on the east side of the Building, Tenant shall pay to Landlord an additional $2,500 per month as Base Rent.

37   ENVIRONMENTAL CONDITION

     To the best of Landlord's knowledge, and based solely upon the Phase I environmental study provided to Tenant, there are no hazardous materials (including, without limitation, any asbestos containing materials or PCB) in the Leased Premises or in the Building.

38   REFLECTIVE HARMONIC INTERFERENCE

     Notwithstanding anything contained herein to the contrary, Tenant's alterations and/or improvements shall not cause any Reflective Harmonic interference. In the event that any alterations or improvements do cause such interference, Tenant shall remedy such interference immediately, and Tenant shall be solely liable for any and all damage caused by or arising out of such interference.

39   CONSTRUCTION RESTRICTIONS

     (a) Tenant shall not suffer or permit any construction liens to be filed against the Leased Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant or anyone holding the Leased Premises or any part thereof through or under Tenant. If any such construction lien shall at any time be filed against the Leased Premises, Tenant shall cause the same to be discharged of record within twenty
(20) days after the date of filing the same. If Tenant shall fail to discharge such construction lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is, or may be, prescribed by law. Any amount paid by Landlord for any of the aforesaid purposes, and all actual legal and other expenses of Landlord, including actual counsel fees, in or about procuring the discharge of such lien, together with all necessary disbursements in connection therewith, and together with interest thereon at the rate of eighteen percent (18%) per annum, but in no event higher than the legal limit, from the date of payment, shall be repaid by Tenant to Landlord on demand, and if unpaid may be treated as additional rent. Nothing herein contained shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any construction lien law.

     (b) Prior to the commencement of any work on the Leased Premises, Tenant shall: (i) file a Notice of Commencement regarding the Leased Premises; and (ii) provide to Landlord evidence of insurance carried by Tenant's contractors of the following types and amounts: (1) statutory workers compensation; and (2) general public liability and property damage insurance naming Landlord as an additional insured, having as limits of liability a minimum of One Million ($1,000,000.00) Dollars for damages resulting to one person, Two Million ($2,000,000.00) Dollars for damages resulting from one casualty, and

Five Hundred Thousand ($500,000.00) Dollars for property damages resulting from any one occurrence.

     (c) Upon completion of any work on the Leased Premises, Tenant shall provide to Landlord: (i) paid receipts; (ii) full unconditional waivers of lien, and/or sworn statement from the general contractor and any and all subcontractors or materialmen who performed any work, or supplied any materials to or on the Leased Premises.

     IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first above written.

WITNESSED:                            LANDLORD

                                      TEN BERG LIMITED PARTNERSHIP
                                By:   NORTH LLC
                                Its:  Management Agent
/s/  Douglas A. Bock
---------------------------
     DOUGLAS A. BOCK                  /s/  Walter Cohen
                                      ------------------------------------------
                                By:   Walter Cohen
/s/  Joanna Terry               Its:  Vice President, Secretary & Treasurer
---------------------------


                                TENANT

/s/                             FOCAL COMMUNICATIONS CORPORATION
---------------------------     OF MICHIGAN, a Delaware corporation


/s/                             /s/
---------------------------     ------------------------------------------------
                                By:   Brian F. Addy
                                Its:  Executive

                                   EXHIBIT A

                            SITE LEGAL DESCRIPTION


DESCRIPTION OF A-II OFFICE BUILDING

A PARCEL OF LAND IN THE SOUTHWEST 1/4 OF SECTION 21, TOWN 1 NORTH, RANGE 10 EAST, CITY OF SOUTHFIELD, OAKLAND COUNTY, MICHIGAN DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 21, TOWN 1 NORTH, RANGE 10 EAST, AND PROCEEDING THENCE ALONG THE WEST LINE OF SAID SECTION 21 NORTH 01 DEGREES 55 MINUTES 49 SECONDS WEST 60.00 FEET, THENCE NORTH 87 DEGREES 58 MINUTES 25 SECONDS EAST 60.00 FEET TO THE POINT OF BEGINNING OF THE PARCEL HEREIN DESCRIBED:

THENCE NORTH 01 DEGREES 55 MINUTES 49 SECONDS WEST ALONG THE EASTERLY LINE OF BERG ROAD (120 FEET WIDE) A DISTANCE OF 604.28 FEET TO A POINT;

THENCE NORTH 87 DEGREES 59 MINUTES 26 SECONDS EAST A DISTANCE OF 37.00 FEET TO A POINT;

THENCE SOUTH 01 DEGREES 55 MINUTES 49 SECONDS EAST A DISTANCE OF 71.00 FEET TO A POINT;

THENCE NORTH 87 DEGREES 59 MINUTES 26 SECONDS EAST A DISTANCE OF 319.82 FEET TO A POINT;

THENCE SOUTH 02 DEGREES 01 MINUTES 35 SECONDS EAST A DISTANCE OF 533.18 FEET TO A POINT ON THE NORTH LINE OF 10 MILE ROAD (120 FEET WIDE);

THENCE SOUTH 87 DEGREES 58 MINUTES 25 SECONDS WEST ALONG THE NORTH LINE OF SAID 10 MILE ROAD A DISTANCE OF 357.71 FEET TO THE POINT OF BEGINNING OF THE PARCEL HEREIN DESCRIBED.

CONTAINING 4.434 ACRES OF LAND, MORE OR LESS.


DESCRIPTION OF TEN BERG PARCEL

A PARCEL OF LAND IN THE SOUTHWEST 1/4 OF SECTION 21, TOWN 1 NORTH, RANGE 10 EAST, CITY OF SOUTHFIELD, OAKLAND COUNTY, MICHIGAN DESCRIBED AS FOLLOWS:

COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION 21, TOWN 1 NORTH, RANGE 10 EAST, AND PROCEEDING THENCE ALONG THE WEST LINE OF SAID SECTION 21 NORTH 01 DEGREES 55 MINUTES 49 SECONDS WEST 60.00 FEET, THENCE NORTH 87 DEGREES 58 MINUTES 25 SECONDS EAST 417.71 FEET TO THE POINT OF BEGINNING OF THE PARCEL HEREIN DESCRIBED:

THENCE NORTH 02 DEGREES 01 MINUTES 35 SECONDS WEST, A DISTANCE OF 533.18 FEET TO A POINT;

THENCE NORTH 87 DEGREES 59 MINUTES 26 SECONDS EAST, A DISTANCE OF 383.06 FEET TO A POINT;

THENCE SOUTH 00 DEGREES 13 MINUTES 03 SECONDS EAST, A DISTANCE OF 533.33 FEET TO A POINT ON THE NORTH LINE OF 10 MILE ROAD (120 FEET WIDE);

THENCE SOUTH 87 DEGREES 58 MINUTES 25 SECONDS WEST ALONG THE NORTH LINE OF SAID 10 MILE ROAD (120 FEET WIDE) A DISTANCE OF 366.23 FEET TO THE POINT OF BEGINNING OF THE PARCEL HEREIN DESCRIBED.

CONTAINING 4.585 ACRES OF LAND, MORE OR LESS.

                                   EXHIBIT B

                                VANGUARD CENTER




                      (ARTWORK OF BLUEPRINT APPEARS HERE)

                                   EXHIBIT C

                             RULES AND REGULATIONS


     1   The requirements of Tenants will be attended to only upon application to North LLC Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Building Manager of the Landlord.

     2   Tenants, their clerks or employees, agents, visitors or licensees shall at no time bring or keep upon their premises any inflammable, combustible or explosive fluid, chemical or substance without written consent of Landlord.

     3   No animals or birds shall be kept in the building, and the use of premises as sleeping quarters is absolutely prohibited.

     4   Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall co-operate to prevent the same.

     5   No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the inside or outside its premises or the building without the written consent of Landlord. In event of Tenant's violation of this Rule, Landlord may without liability remove same, and may charge the expense incurred in such removal to the Tenant violating this Rule. Corridor signs on doors shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord. Interior door identification shall be affixed by the Landlord to the wall next to the door. A building directory will be placed in the first floor lobby by Landlord. Landlord shall have the right to prohibit any advertising by any Tenant which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a high-quality office building and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     6   No furniture or other material shall be moved into or out of the
Building without first notifying the Building Manager, and the moving thereof shall be under his direction and control. In order to minimize inconvenience to other Tenants, safes, furniture, boxes or other bulky articles shall be delivered into a Tenant's premises only with the written consent of Landlord, and then only be means of the elevators or the stairways at such times and in such manner as Landlord may in writing direct. Safes and other heavy articles shall be placed by Tenants in such places only as are first approved in writing by Landlord and any damage done to the Building or to tenants or to other persons by taking safes or other heavy articles in or out of the premises of the Building, from overloading a floor, or in any other manner, shall be paid for by the Tenant causing such damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the building all freight which violates any of these Rules and Regulations or the lease of which these Rules and Regulations are a part. The move shall occur during normal building hours, any overtime on the part of security shall be at Tenant's expense.

     7   Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein shall be installed and maintained by Tenants at their expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibrations.

     8   No hand trucks shall be used in any space, or in the public halls of the Building, except those equipped with pneumatic rubber tires and side guards.

     9   Landlord reserves the right to make such other and further reasonable rules and regulations as in Landlord's judgment may from time to time be needful for the safety, care and cleanliness of the premises, or the building, and for the preservation of good order therein, and any such other or further rules and regulations shall be binding upon all Tenants with the same force and effect as if they had be inserted herein at the time of the execution hereof.


                                      LANDLORD

                                      TEN BERG LIMITED PARTNERSHIP
                                By:   NORTH LLC
                                Its:  Management Agent
/s/  Douglas A. Bock
---------------------------
     DOUGLAS A. BOCK                  /s/  Walter Cohen
                                      ------------------------------------------
                                By:   Walter Cohen
/s/  Joanna Terry               Its:  Vice President, Secretary & Treasurer
---------------------------


                                TENANT

                                FOCAL COMMUNICATIONS CORPORATION
---------------------------     OF MICHIGAN, a Delaware corporation



---------------------------     ------------------------------------------------
                                By:   Brian F. Addy
                                Its:  Executive Vice President

                                   EXHIBIT D

                               TENANT ALLOWANCE


Landlord will provide at Landlord's sole cost, a Tenant Improvement Allowance of $6.25 per square foot for the sole and exclusive purpose of Tenant Improvements to Suite 100, Vanguard Center. The Tenant Improvements and other matters in connection therewith shall be governed by the terms and conditions of this Lease pertinent thereto and that certain Work Letter Agreement attached hereto as Exhibit G. Any additional costs associated with Improvements shall be the sole responsibility of Tenant.

                                   EXHIBIT E

                            CLEANING SPECIFICATIONS


Office Areas -- Nightly  No cleaning in switch space.

All linoleum, rubber, asphalt tile and other similar types of flooring (that may be waxed or treated) to be swept nightly, using approved dust-down preparation. Waxing at least once per month.

All stone, ceramic, tile, marble terrazzo and other untreated flooring to be swept nightly, using approved dust-down preparation. Wash such flooring once per month.

All freight corridors to be washed and waxed weekly.

Vacuum carpeted areas and rugs every night each week, moving light furniture other than desks, file cabinets, etc.

Sweep private stairways and wash as necessary.

Empty and clean wastepaper baskets, ash trays, receptacles, etc., damp dust nightly and insert protective paper liners.

Empty and clean all ash trays and screen all sand urns nightly.

Remove wastepaper and waste materials to a designated area in the demised premises, using special janitor carriages.

Dust and wipe furniture, fixtures, desk equipment displays, telephones and window sills with impregnated cloths.

Damp wipe window sill coves where condensation occurs.  Dust as necessary.

Dust baseboards, chair rails, trim, louvers, pictures, charts, etc., within reach.

Wash drinking fountains and coolers.

Lavatories -- Nightly

Sweep and wash flooring with approved germicidal detergent solution.

Wash and polish mirrors, powder shelves, bright work, etc., including flushometers, piping and toilet seat hinges.

Wash both sides of toilet seats, wash basins, bowls and urinals with approved germicidal detergent solution.

Hand dust and clean partitions, tile walls, dispensers and receptacles, washing where necessary.

Fill toilet tissue holders.

Empty sanitary disposal receptacles.

Fill soap dispensers and paper towel dispensers.

Empty paper towel receptacles.

Entrance Lobbies - Nightly

Sweep and wash flooring.

Wash floor mats.

Clean cigarette urns and replace sand or water as necessary.

Properly maintain floor or elevator cabs. If carpeted, spots are to be removed as necessary and shampooed monthly or more often, if necessary or required.

Dust and rub down elevator doors.

Dust and rub down mail chutes, mail depository, etc.

Dust and rub down walls, metal work and saddles in elevator cabs.

Dust walls up to 12 feet and keep free of finger marks, smudges, etc.

Remove snow when necessary.

Remove debris from planters and sidewalks.  Water planters as directed.

Office Areas - Periodic Cleaning (Twice Per Year)

Wipe clean all metal hardware and metal fixtures and other bright work.

Remove all scuffs and finger marks from doors.  Clean and polish doors.

Hand dust all doors and other ventilating louvers within reach as necessary.

Remove finger marks from metal partitions and other similar surfaces once each week or as necessary.

Machine scrub flooring with approved germicidal detergent solution as necessary.

Wash partitions, tile walls and enamel surfaces with approved germicidal detergent solution not less than once every two (2) weeks -- more often if necessary.

Dust exterior of lighting fixtures once each month.

High dust once each month.

Entrance Lobbies - Periodic Cleaning

Clean all lights, globes and fixtures as necessary in entrance lobbies.

                                   EXHIBIT F

                                    PARKING

Tenant shall have forty (40) reserved parking spaces for employees, and ten (10) reserved parking spaces for clients, along with: (1) space for Tenant's Focal Van, which shall not exceed ten (10) spaces, and (2) the non-exclusive use of the non-reserved areas of the parking lot.

                                   EXHIBIT G

                             WORK LETTER AGREEMENT


          This Work Letter Agreement is supplemental to the terms and provisions of the Lease to which it is an exhibit and shall, in conjunction with the terms and conditions of the Lease pertaining to the making of the Tenant Improvements (as hereinbelow defined) and any alterations to the Leased Premises, govern the rights and obligations of Landlord and Tenant with respect to the Tenant Improvements. In consideration of the mutual covenants contained in the Lease and hereinafter contained, Landlord and Tenant mutually agree as follows:

          Definitions: The terms defined in this paragraph, for purposes of this Work Letter Agreement, shall have the meanings herein specified.

               1.01 "Building Standard" means the quality of materials, finishing and workmanship specified by Landlord for the Building.

               1.02  N/A

               1.03 "Tenant Improvements" means those items which are supplied, installed and furnished by under the terms of this Work Letter Agreement. In no event shall Tenant Improvements be deemed to mean Tenant's furniture, special computer requirements or telephone equipment. The aggregate amount of money to be provided by Landlord for Tenant Improvements under the Lease is One Hundred Forty-One Thousand Two Hundred Fifty Dollars ($141,250.00) (subject to adjustment in accordance with Exhibit D of the Lease), which sum is inclusive of Tenant's signage requirements, electric metering, modifications/additions to/installation of a fire suppression system within the Leased Premises, if needed, including, but not limited to additional heads if needed (but not including risers, pumps or main lines either in the Leased Premises or elsewhere in the Building; provided, further, specifically, the fire suppression system or any portions thereof in common areas of the Building or not within the Leased Premises shall not be considered to be a part of the Tenant Improvements as herein defined), and any and all modifications necessary to bring the Leased Premises into compliance with applicable government requirements. Any and all Tenant Improvements shall be subject to Landlord's prior written approval, which approval shall not unreasonably be withheld.

               1.04 "Landlord's Architect/Engineer" means such person(s) or firm(s) as may be designated by Landlord.

               1.05 "Tenant Improvement Allowance" means a sum of money not to exceed One Hundred Forty-One Thousand Two Hundred Fifty Dollars ($141,250) (subject to adjustment in accordance with Exhibit D of the Lease).

          Completion of Tenant Improvements:

               2.01(a) All work involved in the completion of the Tenant Improvements shall be carried out by the contractor selected by Tenant. Such contractor shall be subject to Landlord's approval. Tenant and Landlord shall cooperate with each other and with the Contractor(s) to promote the efficient and expeditious completion of such work. To the extent Landlord disburses more than the Tenant Improvement Allowance in the completion of the Tenant Improvements, Tenant will reimburse Landlord such excess within ten (10) days of written demand therefor accompanied by a breakdown from Landlord of such excess amount. If Tenant does not reimburse Landlord as provided in the immediately preceding sentence, Landlord may deduct any such amount from the security deposit then held by Landlord for Tenant's performance of its obligations under the Lease and Tenant shall, forthwith after such deduction replenish the security to its level immediately prior to such deduction. Any amounts owing by Tenant to Landlord after application of the Tenant Improvement Allowance shall be considered additional rent under the Lease and Landlord shall have, in connection with such amounts due and owing, all of the rights and remedies granted under the Lease in connection with the enforcement of collection of rent owing to Landlord thereunder. The Contractor shall provide full disclosure of all bids and itemized billings of labor and material paid to all subcontractors used in the work provided if so requested by Tenant.

               (b) Tenant shall prepare and approve a space plan ("Space Plan") for the Leased Premises by November 15, 1998. Tenant shall submit such space plans and such other additional information necessary for Landlord's Architect/Engineer to review and approve, at Landlord's Architect/Engineer's reasonable discretion, the working drawings and specifications (the "Plans") for the Leased Premises by December 1, 1998. Landlord's charges to Tenant for reviewing and approving the Space Plan, the Plans and preparation or obtaining all other construction documents related to or in connection with the Tenant Improvements (including, but not limited to building permits, inspections and other governmental approvals and authorizations) shall be considered a component of the Tenant Improvements and may be satisfied from the Tenant Improvement Allowance.

               2.02 If there are any changes in Tenant Improvements by or on behalf of Tenant from the work as reflected in the Plans, each such change must receive prior written approval of Landlord, and written acknowledgement from Tenant that any delays caused by Tenant changes shall not affect the Commencement Date or the date upon which Annual Base Rent becomes payable.

Commencement of Work; Obligation to Pay Annual Base Rent:

               3.01 Tenant's obligation for the payment of Annual Base Rent and Additional Rent (as such terms are defined in the Lease) shall commence unconditionally on the date specified in the Lease.

          Miscellaneous Provisions:  Landlord and Tenant agree as follows:

               4.01 For purposes of this Work Letter Agreement, whenever consent or approval is required to be given by Landlord or Tenant, such consent or approval shall be deemed to be given or withheld on a reasonable basis.

               4.02 Notices and other such items to be delivered pursuant to this Work Letter shall be made or given in accordance with the terms and provisions of the Lease governing the giving of notices.

               4.03 In the event that the Tenant Improvements are such that the Tenant Improvement Allowance is not fully expended by Landlord, Tenant shall not be entitled to any difference between the amount actually spent by Landlord to install and construct the Tenant Improvements and the Tenant Improvement Allowance, said difference being the sole property of Landlord.

               4.04 Anything contained in the Lease and this Work Letter Agreement to the contrary notwithstanding, any and all work to be done or materials to be supplied as part of the Tenant Improvements shall be done or supplied by Landlord or the Contractor at Tenant's cost, which cost(s) shall either be satisfied by deduction by Landlord from the Tenant Improvement Allowance or by direct payment from Tenant at such time as the Tenant Improvement Allowance has been fully exhausted. Anything contained in the Lease and this Work Letter Agreement to the contrary notwithstanding, under no circumstances shall Landlord be obligated to deliver the Leased Premises to Tenant in any condition other than "as-is, where-is", broom clean, as of the date that the prior tenant of such space releases the same, and, in furtherance of the foregoing, any improvements to such space shall constitute Tenant Improvements, to be made at Tenant's expense.

               4.05 Tenant shall have the right to draw upon the Tenant Improvement Allowance once a month and such draw request and supporting documentation shall be substantially the same as is usually required in a typical construction mortgage loan with a financial institution with a ten percent (10%) retainage and sworn statements and unconditional waivers of lien (30-day lag will be accepted if acceptable to Landlord's title company).



                                       LANDLORD

  /S/ DOUGLAS A. BOCK             By:  TEN BERG LIMITED PARTNERSHIP NORTH LLC
---------------------------      Its:  Management Agent
      DOUGLAS A. BOCK

  /S/ JOANNA TERRY                   /S/ WALTER COHEN
---------------------------      ---------------------------------------------
                                  By:    Walter Cohen
                                 Its:    Vice President, Secretary & Treasurer


                                 TENANT
                                 FOCAL COMMUNICATIONS CORPORATION
---------------------------      OF MICHIGAN a Delaware corporation


---------------------------      ---------------------------------------------
                                  By:    Brian F. Addy
                                 Its:    Executive Vice President

                                   EXHIBIT H

                                LANDLORD'S WORK


     Landlord shall commence the following activities on or before to October 15, 1998, at Landlord's sole cost and expense, except as noted:

     (i) Demolition of the existing improvements, described in the Plans and Specifications to be provided by Tenant on or before October 1, 1998, and subject to Landlord's approval. All costs and expenses incurred by Landlord to perform the activities in this subsection (i) shall be deducted from the available Tenant Improvement Allowance.

     (ii) Prepare demising walls complete to code and taped and beaded and ready for paint or other finish. All costs and expenses incurred by Landlord to perform the activities in this subsection (ii) shall be deducted from the available Tenant Improvement Allowance.

     (iii) At Tenant's sole cost and expense, provide dedicated and metered electrical service of 1200 amps, 480 volts, three phase, four wire electrical service at the Building main service equipment in the main electrical service room.

     (iv) Provide electrical power distributed to the Leased Premises with a minimum capacity of 5 watts per rentable square foot available for lighting and convenience power.

     (v)   Maintain Leased Premises free of all debris and broom clean.

     (vi) Install building standard window treatments on all exterior windows throughout Leased Premises.

     (vii) The base building and all building systems (including, without limitation, HVAC equipment) shall be in good working order and condition and comply with all applicable local, state and federal codes, laws or statutes and shall remain the responsibility of Landlord until Tenant receives possession of the Leased Premises.

                                   EXHIBIT I

                              GENERATOR LOCATION



                           [BLUEPRINT APPEARS HERE]